EXHIBIT 21




                       CIRCUIT CITY STORES, INC.

                      Subsidiaries of the Company


                                                          Jurisdiction of
                                                           Incorporation
Subsidiary                                                or Organization

Acme Commercial Corporation                                  Virginia

CC Distribution Company of Virginia, Inc.                    Virginia

Circuit City Stores West Coast, Inc.                         California

First North American National Bank                           National Bank
                                                             Located in Georgia

Northern National Insurance Ltd.                             Bermuda

Patapsco Designs, Inc.                                       Maryland